CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm”, and to the use of our reports dated May 21, 2008, on Dreyfus Premier S&P STARS Fund, Dreyfus Premier S&P STARS Opportunities Fund, Dreyfus Premier Intrinsic Value Fund, Dreyfus Premier Alpha Growth Fund, and Dreyfus Institutional Prime Money Market Fund, which are incorporated by reference in this Registration Statement (Form N-1A 333-106576 and 811-21386) of Dreyfus Premier Manager Funds I.

ERNST & YOUNG LLP

New York, New York
July 25, 2008